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                                   EXHIBIT C



                             [Please see attached.]



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                                FIRST AMENDMENT
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER


     This First Amendment to the Agreement and Plan of Merger (this "First Amendment"), dated as of August 20, 1999, by and among K N Energy, Inc., a Kansas corporation ("Parent"), Rockies Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and Kinder Morgan, Inc., a Delaware corporation (the "Company").

     WHEREAS, the parties hereto are also parties to that certain Agreement and Plan of Merger, dated as of July 8, 1999 (the "Merger Agreement");

     WHEREAS, the parties hereto desire to amend the Merger Agreement to reflect the parties' agreement as to the form of an employment agreement to be entered into by and between Parent and Richard D. Kinder; and

     WHEREAS, the parties hereto desire to amend the Merger Agreement to reflect the parties' agreement as to the form of governance agreements to be entered into by and between (i) Parent and Richard D. Kinder and (ii) Parent and Morgan Associates, Inc., a Kansas corporation wholly-owned by William V. Morgan.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this First Amendment and the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

     2. Section 6.12 of the Merger Agreement is hereby amended and restated as follows:

          SECTION 6.12 Employment Agreement. Parent shall execute and deliver to Richard D. Kinder an employment agreement substantially in the form attached as Amended Exhibit B hereto (the "Employment Agreement"), such agreement to be effective as of the Effective Time. The Company shall use its best efforts to cause Richard D. Kinder to enter into the Employment Agreement.

     3. Section 6.13 of the Merger Agreement is hereby amended and restated as follows:

          SECTION 6.13  Governance Agreements. Parent shall execute and deliver:
     (i) a governance agreement substantially in the form attached as Exhibit C-1 hereto (the "Kinder Governance Agreement") to Richard D. Kinder and
     (ii) a governance agreement substantially in the form attached as Exhibit C-2 hereto (the "Morgan Governance Agreement") to Morgan Associates, Inc., each such agreement to be effective as of the Effective Time. The Kinder Governance
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     Agreement and the Morgan Governance Agreement may be referred to collectively herein as the "Governance Agreements." The Company shall use its best efforts to cause Richard D. Kinder and Morgan Associates, Inc. to enter into the Kinder Governance Agreement and the Morgan Governance Agreement, respectively.

     4. Section 7.2(g) of the Merger Agreement is hereby amended and restated as follows:

          (g) Governance Agreements. Richard D. Kinder shall have entered into the Kinder Governance Agreement with Parent and Morgan Associates, Inc. shall have entered into the Morgan Governance Agreement with Parent.

     5. Section 7.3(h) of the Merger Agreement is hereby amended and restated as follows:

          (h) Governance Agreements. Parent shall have entered into (i) the Kinder Governance Agreement with Richard D. Kinder and (ii) the Morgan Governance Agreement with Morgan Associates, Inc.

     6. Section 7.3(i) of the Merger Agreement is hereby amended and restated as follows:

          (i) Director Resignations; Bylaw Amendment. All of Parent's directors, other than those directors listed on Annex A to each of the Governance Agreements, shall have submitted their resignations from the Board of Directors, effective as of the Effective Time, and the bylaws of Parent shall have been amended, effective as of the Effective Time, in compliance with Section 2.1 of each of the Governance Agreements.

     7. Exhibit B to the Merger Agreement shall be deleted and replaced in its entirety with Amended Exhibit B attached hereto.

     8. Exhibit C to the Merger Agreement shall be deleted and replaced in its entirety with Exhibit C-1 and Exhibit C-2 attached hereto.

     9. Except where inconsistent with the express terms of this First Amendment, all provisions of the Merger Agreement as originally entered into shall remain in full force and effect.

                            [SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, each of the undersigned has caused this First Amendment to be duly signed as of the date first written above.

                                            K N ENERGY, INC.

                                            By:    /s/ STEWART A. BLISS
                                              ----------------------------------
                                                Name: Stewart A. Bliss
                                                Title: CEO

                                            ROCKIES MERGER CORP.

                                            By:    /s/ STEWART A. BLISS
                                              ----------------------------------
                                                Name: Stewart A. Bliss
                                                Title: Vice President

                                            KINDER MORGAN, INC.

                                            By:    /s/ RICHARD D. KINDER
                                              ----------------------------------
                                                Name: Richard D. Kinder
                                                Title: Chairman and Chief
                                                Executive Officer



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